Exhibit 99.1

ARGAN, INC. REPORTS STRONG FIRST QUARTER RESULTS

June 11, 2012 – ROCKVILLE, MD – Argan, Inc. (NYSE MKT: AGX) today announced financial results for the three months ended April 30, 2012.

For the quarter ended April 30, 2012, net revenues were $63.7 million compared to $16.0 million for the quarter ended April 30, 2011. Gemma Power Systems LLC and affiliates (Gemma) contributed $57.7 million, or 91% of net revenues in the first quarter of fiscal 2013, compared to $14.0 million, or 88% of net revenues in the first quarter of fiscal 2012.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) from continuing operations of $7.3 million for the quarter ended April 30, 2012 compared to $1.4 million for the quarter ended April 30, 2011. Gemma recorded $7.3 million in EBITDA for the first quarter of fiscal 2013 compared to $2.3 million for the first quarter in fiscal 2012.

Income from continuing operations for the first quarter of fiscal 2013 was $4.5 million, or $0.34 per diluted share based on 13,950,000 diluted shares outstanding, compared to income from continuing operations for the first quarter of fiscal 2012 of $745,000, or $0.05 per diluted share based on 13,679,000 diluted shares outstanding.

Net income attributable to Argan, Inc. shareholders for the first quarter of fiscal 2013 was $4.4 million, or $0.32 per diluted share, compared to $606,000, or $0.04 per diluted share for the first quarter of fiscal 2012.

In March 2011, Vitarich Laboratories, Inc. (VLI), a wholly owned subsidiary of Argan, sold substantially all of its assets to NBTY Florida, Inc. As a result, Argan is reporting VLI’s results for the three months ended April 30, 2012 and 2011 as discontinued operations. The financial results for the quarter ended April 30, 2011 includes certain net proceeds of the sale transaction.

Consolidated working capital increased to approximately $80.1 million as of April 30, 2012 from approximately $74.6 million as of April 30, 2011. Consolidated tangible net worth increased to $85.0 million at April 30, 2012 from $77.2 million at April 30, 2011.

Gemma’s backlog as of April 30, 2012 was $358 million compared to $293 million as of April 30, 2011. Gemma was able to replenish more backlog than backlog constructed during the last twelve months due to the signing of a biomass power project in Texas and the contributions of increased backlog from several contracts to build solar and wind renewable energy facilities.

Commenting on Argan’s results, Rainer Bosselmann, Chairman and Chief Executive Officer, stated: “Our net revenues continued their quarterly sequential growth from our last fiscal year into the first quarter of our current fiscal year. Gemma’s ability to replenish its backlog of committed work during fiscal 2012 is the foundation for significantly improved operating results in the current fiscal year. Gemma’s project and support teams are effectively executing the construction of traditional gas fired and alternative energy projects currently underway.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind power. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact: Rainer Bosselmann 301.315.0027	Investor Relations Contact: Arthur Trudel 301.315.9467

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended April 30,
	2012	2011
Net revenues
Power industry services	$57,728,000	$14,019,000
Telecommunications infrastructure services	5,962,000	1,974,000

Net revenues	63,690,000	15,993,000
Cost of revenues
Power industry services	48,984,000	10,481,000
Telecommunications infrastructure services	4,605,000	1,614,000

Cost of revenues	53,589,000	12,095,000

Gross profit	10,101,000	3,898,000
Selling, general and administrative expenses	3,028,000	2,759,000

	7,073,000	1,139,000
Other (expense) income, net	(9,000)	22,000

Income from continuing operations before income taxes	7,064,000	1,161,000
Income tax expense	2,517,000	416,000

Income from continuing operations	4,547,000	745,000

Discontinued operations
Loss on discontinued operations (including gain on disposal of $152,000 in 2011)	(405,000)	(65,000)
Income tax benefit (expense)	120,000	(74,000)

Loss on discontinued operations	(285,000)	(139,000)

Net income	4,262,000	606,000
Less — Loss attributable to noncontrolling interest	176,000	—

Net income attributable to the stockholders of Argan, Inc.	$4,438,000	$606,000

Earnings per share attributable to the stockholders of Argan, Inc.:
Continuing operations
Basic	$0.35	$0.05

Diluted	$0.34	$0.05

Discontinued operations
Basic	$(0.02)	$(0.01)

Diluted	$(0.02)	$(0.01)

Net income
Basic	$0.32	$0.04

Diluted	$0.32	$0.04

Weighted average number of shares outstanding:
Basic	13,663,000	13,601,000

Diluted	13,950,000	13,679,000

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

Continuing Operations (unaudited)

	Three Months Ended April 30,
	2012	2011
Income from continuing operations	$4,547,000	$745,000
Interest expense	12,000	—
Income tax expense	2,517,000	416,000
Amortization of purchased intangible assets	61,000	87,000
Depreciation and other amortization	117,000	117,000

EBITDA	$7,254,000	$1,365,000

Reconciliations to EBITDA

Power Industry Services (unaudited)

	Three Months Ended April 30,
	2012	2011
Income before income taxes	$7,177,000	$2,140,000
Interest expense	12,000	—
Amortization of purchased intangible assets	61,000	87,000
Depreciation and other amortization	58,000	49,000

EBITDA	$7,308,000	$2,276,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	April 30, 2012	January 31, 2012
	(Unaudited)	(Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$175,309,000	$156,524,000
Accounts receivable, net of allowance for doubtful accounts	18,516,000	16,053,000
Costs and estimated earnings in excess of billings	2,466,000	2,781,000
Deferred income tax assets	784,000	691,000
Prepaid expenses and other current assets	2,107,000	4,528,000

TOTAL CURRENT ASSETS	199,182,000	180,577,000
Property and equipment, net of accumulated depreciation ($2,413,000 and $1,469,000 related to variable interest entities as of April 30, 2012 and January 31, 2012, respectively)	3,775,000	2,761,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization and impairment losses	2,513,000	2,574,000
Deferred income tax and other assets	743,000	864,000

TOTAL ASSETS	$224,689,000	$205,252,000

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$28,198,000	$29,524,000
Accrued expenses	4,925,000	6,751,000
Billings in excess of costs and estimated earnings	85,997,000	68,004,000

TOTAL CURRENT LIABILITIES	119,120,000	104,279,000
Other liabilities	9,000	10,000

TOTAL LIABILITIES	119,129,000	104,289,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 13,680,098 and 13,661,098 shares issued at April 30 and January 31, 2012, respectively; 13,676,865 and 13,657,865 shares outstanding at April 30 and January 31, 2012, respectively	2,052,000	2,049,000
Warrants outstanding	576,000	590,000
Additional paid-in capital	90,060,000	89,714,000
Retained earnings	13,382,000	8,944,000
Treasury stock, at cost – 3,233 shares at April 30 and January 31, 2012	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	106,037,000	101,264,000
Noncontrolling interest (variable interest entities)	(477,000)	(301,000)

TOTAL EQUITY	105,560,000	100,963,000

TOTAL LIABILITIES AND EQUITY	$224,689,000	$205,252,000

Note 1 – The condensed consolidated balance sheet as of January 31, 2012 has been derived from audited consolidated financial statements.